Exhibit 5.1

June 20, 2023

Digital Virgo Group

88 rue Paul Bert

69003 Lyon

France

Re: Form F-4 Registration Statement

Ladies and Gentlemen:

We have acted as French legal counsel to Digital Virgo Group, a French simplified joint stock company (société par actions simplifiée) (the “Company”), in connection with the preparation of the Company’s registration statement on Form F-4 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates, among others, to the exchange of (i) each issued and outstanding share of common stock of Goal Acquisitions Nevada Corp., a Nevada corporation, (the “Goal Nevada Shares”) for one Class A Ordinary Share of the Company, and (ii) each warrant to purchase Goal Nevada Shares, with each warrant exercisable for one Goal Nevada Share at an exercise price per share of $11.50 (the “Goal Warrants”), for one warrant to purchase Class A Ordinary Shares of the Company, with each warrant exercisable for one Class A Ordinary Share of the Company at an exercise price per share of $11.50 (the “Company Warrants”) pursuant to the terms of the amended and restated business combination agreement, dated as of February 8, 2023 (the “Business Combination Agreement”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set for the below, we examined and relied upon such certificates, corporate records, agreements, instruments, and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the articles of association of the Company as amended, modified, or supplemented from time to time, as in effect on the date hereof, (ii) the Registration Statement, (iii) the Business Combination Agreement, and (iv) such other documents as we have deemed necessary or appreciate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto (except for the Company). As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Class A Ordinary Shares of the Company, when issued as described in the Registration Statement and in accordance with the terms of the Business Combination Agreement, will be validly issued, fully paid and non-assessable.

2.	The Company Warrants, when issued as described in the Registration Statement and in accordance with the terms of the Business Combination Agreement, will be validly issued.

3.	The Business Combination Agreement has been duly authorized, executed and delivered by the Company.

The opinions expressed herein are based upon and limited to the laws of France. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of France are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP